Exhibit 5.1

	ATTORNEYS AT LAW		Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000 Washington, DC 202 842-7800
4401 Eastgate Mall San Diego, CA 92121-1909
	Main	858 550-6000
	Fax	858 550-6420
July 11, 2006	www.cooley.com

MATTHEW T. BROWNE
Discovery Partners International, Inc. 9640 Towne Center Drive San Diego, CA 92121	(858) 550-6045 mbrowne@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Discovery Partners International, Inc., a Delaware corporation (“Discovery Partners”) of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) covering the offering of up to 73,738,875 shares (the “Shares”) of the Discovery Partners’ common stock, $0.001 par value per share (the “Common Stock”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of April 11, 2006 (the “Merger Agreement”), by and among Discovery Partners, Darwin Corp., a wholly-owned subsidiary of Discovery Partners, and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Infinity”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the joint proxy statement/prospectus included therein (the “Prospectus”), Discovery Partners’ Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement will have become effective under the Act, (ii) the stockholders of Infinity will have adopted the Merger Agreement, (iii) the stockholders of Discovery Partners will have approved the issuance of the Shares and (iv) the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus and the Merger Agreement, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
COOLEY GODWARD LLP

By:	/S/ MATTHEW T. BROWNE
Matthew T. Browne, Esq.